                              EXHIBIT 10.2 SUMMARY



         The following directors are participants in the First Community Bancshares, Inc. Director Supplemental Retirement Plan and as such are parties to Director Supplemental Retirement Plan in the form attached hereto as part of this Exhibit 10.2.


Director Name
-------------

Sam Clark

Allen T. Hamner

B. W. Harvey

I. Norris Kantor

A. A. Modena

Robert E. Perkinson, Jr.

William P. Stafford

William P. Stafford, II

W. W. Tinder, Jr.

EXHIBIT 10.2 DIRECTOR SUPPLEMENTAL RETIREMENT PLAN

AGREEMENT


         This Agreement, made and entered into this ____ day of ______________, 2001, by and between First Community Bancshares, Inc., a Holding Company organized and existing under the laws of the United States, (hereinafter referred to as the "Company"), and _____________________, a Director of the Company, (hereinafter referred to as the "Director").

         WHEREAS, the Director has been in the service of the Company for several years and has now and for years faithfully served the Company. It is the consensus of the Board of Directors of the Company (hereinafter referred to as the "Board") that the Director's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Company in its field of activity. The Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Company's future growth and profits that it would suffer severe financial loss should the Director terminate the Director's services.

         ACCORDINGLY, the Board has adopted the First Community Bancshares, Inc. Director Supplemental Retirement Plan (hereinafter referred to as the "Director Plan") and it is the desire of the Company and the Director to enter into this Agreement under which the Company will agree to make certain payments to the Director upon the Director's retirement or to the Director's beneficiary(ies) in the event of the Director's death pursuant to the Director Plan;

         FURTHERMORE, it is the intent of the parties hereto that this Director Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Director is fully advised of the Company's financial status and has had substantial input in the design and operation of this benefit plan; and

         NOW THEREFORE, in consideration of services the Director has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Company and the Director agree as follows:


I.       DEFINITIONS

         A.       Effective Date:

                  The Effective Date of the Director Plan shall be November 2, 2001.

         B.       Plan Year:

                  Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31 of the year of the Effective Date.

         C.       Retirement Date:

                  Retirement Date shall mean retirement from service with the Company which becomes effective on the first day of the calendar month following the month in which the Director reaches the Director's seventy-fifth (75th) birthday or such later date as the Director may actually retire.

         D.       Termination of Service:

                  Termination of Service shall mean voluntary resignation of service by the Director or the Company's discharge of the Director without cause, prior to the Retirement Date (Subparagraph I [C]).

         E.       Index Retirement Benefit:


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

                  The Index Retirement Benefit for the Director for each plan year shall be equal to the excess (if any) of the Index (Subparagraph I [F]) for that Plan Year over the Cost of Funds Expense (Subparagraph I [G]) for that Plan Year, divided by a factor equal to 1.06 minus the marginal tax rate.

         F.       Index:

                  The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date hereof.

                  Insurance Company:
                  Policy Form:
                  Policy Name:
                  Insured's Age and Sex:
                  Riders:
                  Ratings:
                  Option:
                  Face Amount:
                  Premiums Paid:
                  Number of Premium Payments:
                  Assumed Purchase Date:


                  If such contracts of life insurance are actually purchased by the Company, then the actual policies as of the dates they were purchased shall be used in calculations under this Director Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Company shall receive annual policy illustrations that assume the above-described policies were purchased or had not subsequently surrendered or lapsed. Said illustrations shall be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

                  In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Company has no obligation to purchase such life insurance and, if purchased, the Director and the Director's beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Company.

         G.       Cost of Funds Expense:

                  The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of "Index" plus the amount of any after-tax benefits paid to the Director pursuant to the Director Plan (Paragraph II hereinafter) plus the amount of all previous years' after-tax Costs of Funds Expense, and multiplying that sum by the Average After-Tax Cost of Funds (Subparagraph I [K]).

         H.       Change of Control:

                  For purposes of this Supplemental Retirement Plan Agreement, change of control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provision, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act, within any twelve month period, of 30 percent or more of the outstanding shares of common stock of First Community Bancshares, Inc. (the "Holding Company"); or the approval by the stockholders of the Holding Company of a reorganization, merger, consolidation, share exchange or similar transaction pursuant to which persons who were stockholders of the Holding Company immediately prior to the effective date of such transaction do not, immediately after such date, own more than 60 percent of the combined voting power entitled to vote generally in the election of directors of the surviving or successor corporation; or a liquidation or dissolution of the Holding Company; or the sale of all or substantially all of its assets.

         I.       Normal Retirement Age:

                  Normal Retirement Age shall mean the date on which the Director attains age seventy-five (75).

         J.       Benefit Accounting:
                  The Company shall account for the benefit provided herein using the regulatory accounting principles of the Company's primary federal regulator. The Company shall establish an accrued liability retirement account for the Director into which appropriate reserves shall be accrued.

         K.       Average After-Tax Cost of Funds:
                  Average After-Tax Cost of Funds means, at any particular time, a ratio, the numerator of which is the total annualized interest expense as set forth on Schedule RI-Income Statement of the Company's most recently filed Consolidated Report of Condition and Income (the "Call Report") and the denominator of which is an amount equal to: (i) the amount of deposits in domestic offices (sum of total of columns A and C from Schedule RC-E of the Call Report), plus (ii) the amount of Federal funds purchased and securities sold under agreements to repurchase, as set forth on Schedule RC-Balance Sheet of the Call Report, times the inverse of the Company's combined marginal income tax rate. However, if the Company is being taxed as an S-corporation, the ratio as set forth hereinabove, shall be times the inverse of the highest combined personal federal and state income tax rate as determined for the state where the Company is located.

II.      BENEFITS

         A.       Retirement Benefits:

                  Subject to Subparagraph II (D), hereinafter, should the Director continue to serve the Company until "Normal Retirement Age" defined in Subparagraph I (I), the Director shall be entitled to receive an annual benefit equal to the amount set forth in Exhibit "A-1". Said payments shall be made monthly (1/12th of the annual benefit) and shall commence thirty (30) days following the Director's retirement and shall continue until the Director attains age eighty-one (81). Upon completion of the aforestated payments and commencing subsequent thereto and subject to Subparagraph II (A)(i) hereinbelow, the Index Retirement Benefit (Subparagraph I [E]) shall be paid to the Director until the Director's death. Said benefits set forth in this Subparagraph II (A) may continue after the Director's death to the Director's beneficiary(ies) as set forth in Subparagraph II (B) hereinafter.


                  (i)      Index Retirement Benefit Adjustment:

                  The Index Retirement Benefit payment as set forth hereinabove for the first Plan Year subsequent to the Director attaining age eighty-one (81) shall be adjusted according to a number equal to the aggregate of the Index Retirement Benefit (Subparagraph I [E]) for each Plan Year from the Effective Date of this agreement until the Plan Year subsequent to the Director attaining age eighty-one
              (81) over the aggregate of the benefit payments the Director actually received under the terms of this Director Plan through that date. For example, if the Director retires at age sixty-five
              (65) and the aggregate annual benefits received by the Director until the Plan Year the Director attains age eighty-one (81) were $900,000.00, and the aggregate Index Retirement Benefits for each Plan Year from the Effective Date of this agreement to the Plan Year the Director's attains age eighty-one (81) were $1,000,000.00 then the Director's Index Retirement Benefit in the first Plan Year said payment is payable to the Director would be increased by $100,000.00. If said number is a deficit, then the Index Retirement Benefit for the Plan Year when the Director attains age eighty-one (81) and each subsequent Plan Year's benefit (if necessary) shall be reduced until the entire deficit has been recovered by the Company. For each year thereafter, the Index Retirement Benefit payment shall be paid as set forth in Subparagraph I (E). For example, if the Director retires at age sixty-five (65) and the aggregate annual benefits to be received by the Director until the Plan Year the Director attains age eighty-one (81) were $1,000,000.00, and the aggregate Index Retirement Benefits for each Plan year from the Effective Date of this agreement to the Plan Year the Director attains age eighty-one (81) were $900,000.00 and the Director's Index Retirement Benefit was $90,000.00 in the first year, then the Director would not receive any Index Retirement Benefit in the first year, and the second years' Index Retirement benefit would be reduced by $10,000.00.

         B.       Death:

                  Should the Director die prior to having received a total of ten (10) annual benefit payments as set forth in Subparagraph II (A) (i.e. defined benefit payments solely or combined with Index Retirement Benefit Payments for a total of ten (10) annual benefit payments) then the Director's designated beneficiary shall receive an amount of money equal to what the Director's benefits would have been had the Director received a total of ten (10) benefit plan payments. This amount of money shall be paid at the times and in the amounts that the Director would have received said benefit payments. In any event, in the absence of or a failure to designate a beneficiary, the amounts described herein shall be paid to the personal representative of the Director's estate.

         C.       Termination of Service and Discharge for Cause:

                  Should the Director suffer a Termination of Service (Subparagraph I [D]) or be Discharged for Cause at any time, all benefits under this Director Plan shall be forfeited. The term "for cause" shall mean any of the following that result in an adverse effect on the Company: (i) gross negligence or gross neglect; (ii) the conviction of a felony or misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Director Plan.

         D.       Death Benefit:

                  Except as set forth above, there is no death benefit provided under this Agreement.

III.     RESTRICTIONS UPON FUNDING

         The Company shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Director, the Director's beneficiary(ies) or any successor in interest to the Director shall be and remain simply a general creditor of the Company in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Company reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Company elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Company reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Director be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Company.

         If the Company elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Company by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.


IV.      CHANGE OF CONTROL

         Upon a Change of Control (Subparagraph I [H]), if the Director subsequently suffers a Termination of Service (Subparagraph I [D]), then the Director shall be entitled to receive the amount in the Director's Accrued Liability Retirement Account as of the date of Termination of Service paid in a lump sum thirty (30) days following said Termination of Service. The Director will also remain eligible for all promised death benefits in this Director Plan. In addition, no sale, merger, or consolidation of the Company shall take place unless the new or surviving entity expressly acknowledges the obligations of this Director Plan and agrees to abide by its terms.

V.       MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:

                  Neither the Director, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Company's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of the Company and any Successor in
                  Interest:

                  The Company shall not merge or consolidate into or with another company or sell substantially all of its assets to another company, firm or person until such company, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Company under this Director Plan. This Director Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

         C.       Amendment or Revocation:

                  It is agreed by and between the parties hereto that, during the lifetime of the Director, this Director Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Company.

         D.       Gender:

                  Whenever in this Director Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Company Benefit Plans:

                  Nothing contained in this Director Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Company's existing or future compensation structure.

         F.       Headings:

                  Headings and subheadings in this Director Plan are inserted for reference and convenience only and shall not be deemed a part of this Director Plan.

         G.       Applicable Law:

                  The validity and interpretation of this Agreement shall be governed by the laws of the Commonwealth of Virginia notwithstanding the conflict of any other laws.

         H.       12 U.S.C. Section 1828(k):
                  Any payments made to the Director pursuant to this Director Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any regulations promulgated thereunder.

         I.       Partial Invalidity:
                  If any term, provision, covenant, or condition of this Director Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Director Plan shall remain in full force and effect notwithstanding such partial invalidity.

VI.      ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:

                  The "Named Fiduciary and Plan Administrator" of this Director Plan shall be First Community Bank, N.A., until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Company shall be responsible for the management, control and administration of the Director Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Director Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:

                  In the event a dispute arises over benefits under this Director Plan and benefits are not paid to the Director (or to the Director's beneficiary(ies) in the case of the Director's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within.sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Director Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

                  If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty
                  (60) days of the first claim denial. Claimants may review this Director Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

                  If claimants continue to dispute the benefit denial based upon completed performance of this Director Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Company and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Company's discharge of the Director "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

VII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

         The Company is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Director Plan, then the Company reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Subparagraph I [J]), this paragraph shall become null and void effective immediately upon said Change of Control.


         IN witness whereof, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that upon execution, each has received a conforming copy.

                                           FIRST COMMUNITY BANCSHARES, INC.
                                           Bluefield, VA

                                        By:
-------------------------------------      -------------------------------------
Witness                                                         Title


-------------------------------------      -------------------------------------
Witness                                                                Director

BENEFICIARY DESIGNATION FORM
FOR THE DIRECTOR SUPPLEMENTAL
RETIREMENT PLAN AGREEMENT



PRIMARY DESIGNATION:

         Name                 Address                    Relationship
         ----                 -------                    ------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


SECONDARY (CONTINGENT) DESIGNATION:



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

All sums payable under the Director Supplemental Retirement Plan Agreement by reason of my death shall be paid to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.



-------------------------------------             ------------------------------
Director                                   Date


AMENDMENT
TO THE LIFE INSURANCE ENDORSEMENT
METHOD SPLIT DOLLAR PLAN AGREEMENT
DATED November 26, 2001


         This Amendment, made and entered into this ______ day of _____________, 2002, by and between First Community Bancshares, Inc., a Bank Holding Company organized and existing under the laws of State of Nevada, hereinafter referred to as "Bancshares," and William P. Stafford, II, a Director of Bancshares, hereinafter referred to as the "Director," shall effectively amend the Life Insurance Endorsement Method Split Dollar Agreement dated November 26, 2001, as specifically set forth herein. Said Agreement shall be amended as follows:

         1.)      The following "Policy Number" for Jefferson Pilot Life
Insurance Company shall be deleted in its entirety on page (1) of said agreement, JP5145732, and replaced with the following:

Policy Number: JP5145733


         This Amendment shall be effective the 26th day of November, 2001. To the extent that any term, provision, or paragraph of said agreement is not specifically amended herein, or in any other amendment thereto, said term, provision, or paragraph shall remain in full force and effect as set forth in said November 26, 2001 Agreement.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

FIRST COMMUNITY BANCSHARES, INC.
                                                     Bluefield, Virginia


                                        By:
-------------------------------------      -------------------------------------
Witness                                                         Title



-------------------------------------   ----------------------------------------
Witness                                 William P. Stafford, II